Proxy

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

TO BE HELD AT THE OFFICES OF CLARK WILSON LLP, SUITE 800, 885 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA V6C 3H1, CANADA ON WEDNESDAY, JANUARY 14, 2009, AT 10:00 AM (VANCOUVER TIME)

The undersigned member (“Registered Shareholder”) of the Company hereby appoints,

Xin Li, the President and a director of the Company, or failing this person, Stuart Wooldridge, a director of the Company, or in the place of the foregoing, ____________________________ (print the name), as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the aforesaid meeting of the Registered Shareholders of the Company (the “Meeting”) and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company recorded in the name of the Registered Shareholder as specified herein.

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

REGISTERED HOLDER SIGN HERE: ______________________________________
REGISTERED HOLDER PRINT NAME HERE: ______________________________
DATE SIGNED: ___________________________

Resolutions
(For full details of each item, please see the enclosed Notice of Meeting and Information Circular)

		For	Withhold

1.

To appoint Manning Elliot LLP, Chartered Accountants, as the auditors of the Company for the financial year ended March 31, 2009 and to authorize the directors of the Company to fix the remuneration to be paid to the auditors

		For	Against

2.	To set the number of directors of the Company at three (3)

3.	Election of Directors	For	Withhold

To elect Xin Li as a director

To elect Stuart Wooldridge as a director

To elect Jun Huang as a director

		For	Against

5.

To pass a special resolution to change the name of the Company from “Orca International Language Schools Inc.” to “SGB International Holdings Inc.”, or such other name as the directors of the Company may determine

6.	To pass a special resolution to subdivided the issued and outstanding common shares of the Company on the basis of one (1) common share being subdivided into four and half (4.5) common shares

7.

To pass a special resolution to alter the authorized share capital of the Company by creating a class of an unlimited number of preferred shares, issuable in series, with special rights and restrictions applicable to the class which permit the directors to affix specific rights and restrictions to each series, if, as and when issued and to alter the Company’s articles and notice of articles accordingly

8.	To transact such further or other business as may properly come before the Meeting and any adjournment or postponement thereof

THIS PROXY MUST BE SIGNED AND DATED.

SEE IMPORTANT INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This Proxy is solicited by the Management of the Company.

2.

This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.

If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by the Company.

4.	A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.	A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a) appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the Registered Shareholder had specified an affirmative vote;

OR

(b) appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.

The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

8.

In order to be voted, the completed Instrument of Proxy must be received by the Company’s registrar and transfer agent, Pacific Stock Transfer Company by mail at least 48 hours (excluding Saturdays, Sundays and holidays recognized in the Province of British Columbia) prior to the scheduled time of the Meeting, or any adjournment or postponement thereof.

VOTING METHODS

Return your proxy by mail to Pacific Stock Transfer Company
500 E. Warm Springs Road, Suite 240, Las Vegas NV 89119, U.S.A.